EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement No. 333-92725 of Kentucky Bancshares, Inc., of our report dated March 1, 2005 on the consolidated financial statements of Kentucky Bancshares, Inc. as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 as included in the registrant's annual report on Form 10-K.


/s/Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Lexington, Kentucky
March 29, 2005



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